KASPER A.S.L., LTD.
                        1997 MANAGEMENT STOCK OPTION PLAN



SECTION 1.  PURPOSE; DEFINITIONS

         The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating key employees (including officers and directors who are employees) and consultants to provide the Corporation and its Affiliates with a stock option plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in stockholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         (a) "Affiliate " means a corporation or other entity controlled by, or under common control with, the Corporation and designated by the Committee from time to time as such.

         (b)      "Board" means the Board of Directors of the Corporation.

         (c) "Cause" shall have the meaning ascribed thereto in an employment or consulting agreement, if any, between the optionee and the Corporation or any of its Affiliates. In the absence of such an employment or consulting agreement, "Cause" shall mean (unless otherwise defined in the Stock Option Agreement) (i) conviction of an optionee for committing a felony under federal law or the law of the state in which such action occurred, (ii) perpetration by the optionee of an illegal act which causes significant economic injury to the Corporation or any of its Affiliates or of a common law fraud against the Corporation or any of its Affiliates, or (iii) failure on the part of an optionee to perform his or her employment or consulting duties in a materially satisfactory manner, which failure is not cured by the optionee following written notice from the Company of such failure.

         (d) "Code " means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (e) "Commission " means the Securities and Exchange Commission or any successor agency.

         (f)      "Committee " means the Committee referred to in Section 2.

         (g) "Common Stock" means the common stock, par value $. 01 per share, of the Corporation.

         (h)      "Corporation   "  means  Kasper   A.S.L.,   Ltd.,  a  Delaware
corporation.



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         (i)      "Disability"   means   permanent   and  total   disability  as
determined under procedures established by the Committee for purposes of the Plan.

         (j) "Early Retirement" means retirement from active employment with the Corporation or any of its Affiliates pursuant to the early retirement provisions of the applicable pension plan of such employer.

         (k)      "Effective Date" means December 2, 1997.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (m) "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sale prices of a share of Common Stock on the New York Stock Exchange, Inc. Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is then listed or admitted to unlisted trading privileges or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

         (n) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of section 422 of the Code.

         (o) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

         (p) "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         (q) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (r) "Normal Retirement" means retirement from active employment with the Corporation or any of its Affiliates at or after age 65.

         (s) "Plan" means the Kasper A.S.L., Ltd. 1997 Management Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

         (t) "Resignation" means any resignation from active employment with the Corporation or any of its Affiliates other than a Resignation for Good Reason.

         (u) "Resignation for Good Reason" shall have the meaning ascribed thereto in an


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


employment, consulting or severance agreement, if any, between the optionee and the Corporation or its Affiliates. In the absence of such an agreement, "Resignation for Good Reason" shall mean (unless otherwise defined in the Stock Option Agreement) (i) assignment to the optionee without his express written consent of any duties, functions, authority or responsibilities that are materially inconsistent with his executive position, (ii) failure by the Corporation to pay to the optionee any material amount of salary, expense reimbursement or benefits to which he or she is entitled, or (iii) the occurrence of a "change of control", as such term is defined in the Indenture dated as of June 4, 1997 between the Corporation and IBJ Schroder Bank & Trust Company, as trustee (the "Indenture"), other than a change of control in connection with, or resulting in whole or in part from, the acquisition by the optionee or any affiliate (as such term is defined in the Indenture) of the optionee of "beneficial ownership" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of shares of capital stock of the Corporation.

         (v)      "Retirement" means Normal Retirement or Early Retirement.

         (w)      "Rule  16b-3"  means  Rule  16b-3,   as   promulgated  by  the
Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         (x)      "Stock Option" means an option granted under Section 5.

         (y) "Stock Option Agreement" means the agreement with an optionee pursuant to which a Stock Option is granted, as provided in Section 5.

         (aa) "Termination of Employment" means the termination of the optionee's employment or service with the Corporation and any of its Affiliates. An optionee employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the optionee does not immediately thereafter become an employee or consultant of the Corporation or another Affiliate. Temporary absences from employment or service because of illness, vacation or leave of absence and transfers among the Corporation its Affiliates shall not be considered Terminations of Employment.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  ADMINISTRATION

         The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Non-Employee Directors, each of whom shall be an "outside director" for purposes of section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.


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         The  Committee  shall have  plenary  authority  to grant Stock  Options pursuant to the terms of the Plan to employees (including officers and directors who are employees) and consultants to the Corporation and its Affiliates.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan (including Schedule I thereto):

         (a) To select the employees and consultants to whom Stock Options may from time to time be granted;

         (b) To determine whether and to what extent Incentive Stock Options and Non Qualified Stock Options or any combination thereof are to be granted hereunder;

         (c) To determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

         (d) To determine the terms and conditions of any Stock Option granted hereunder (including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the optionee, the Corporation or any of its Affiliates) and any vesting acceleration, forfeiture or waiver regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

         (e) To modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time;

         (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to a Stock Option shall be deferred; and

         (g) To determine under what circumstances a Stock Option may be settled in cash or Common Stock under Section 5(j));

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the Committee may (i) delegate to an officer of the Corporation such of its powers and authority under the Plan as it deems appropriate (provided that no such delegation may be made that would cause Stock Options or other transactions under the Plan to fail to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of the members of the Committee or any officer of the Corporation to execute and deliver documents on behalf of the Committee.


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         Any  determination  made by the  Committee  or  pursuant  to  delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan or Stock Option Agreement, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and optionees.

         Notwithstanding any provision of the Plan to the contrary, the mere fact that a Committee member shall fail to qualify as a "Non-Employee Director" or "outside director" within the meaning of Rule 16b-3 and section 162(m) of the Code, respectively, shall not invalidate any Stock Option granted by the Committee, which Stock Option is otherwise validly granted under the Plan.

         No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted hereunder.

         Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Stock Option or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

         Notwithstanding the foregoing or any other provision of this Plan, there is hereby approved and authorized, and the Committee shall grant, Stock Options to purchase up to 1,753,459 shares of Common Stock (the "Emergence Grants") to the persons and on the terms and conditions set forth in Schedule I and the form of Stock Option Agreement appended thereto, which terms the Committee shall not have the discretion to modify without the consent of the optionee affected thereby. In the event of any inconsistency between the terms of this Plan and Schedule I (including the appended form of Stock Option Agreement), the terms of Schedule I shall prevail.


SECTION 3.  COMMON STOCK SUBJECT TO PLAN

         The total number of shares of Common Stock reserved and available for grant under the Plan shall be 2,500,000. No participant may be granted Stock Options covering in excess of 1,500,000 shares of Common Stock over the life of the Plan. Unless otherwise determined by the Committee, Stock Options will be granted in accordance with the grant schedule set forth in Schedule I attached hereto. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

         If any Stock Option terminates or is canceled without being exercised, shares subject to such Stock Option shall again be available for distribution in connection with Stock Options granted under the Plan.



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



SECTION 4.  ELIGIBILITY

         Employees of and consultants to the Corporation and any of its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation and its Affiliates are eligible to be granted Stock Options under the Plan. No grant shall be made under this Plan to a director who is not an employee of the Corporation or any of its Affiliates.


SECTION 5.  STOCK OPTIONS

         Stock Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Notwithstanding the foregoing, no Stock Option granted may constitute an Incentive Stock Option unless stockholder approval is obtained in a manner necessary to satisfy section 422(c) of the Code, and if such approval is not obtained, all provisions pertaining to Incentive Stock Options shall have no force or effect; PROVIDED, HOWEVER, that no stockholder approval shall be required in connection with the granting of Nonqualified Stock Options.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual optionees set forth in Section 3 and the grant schedule set forth in Schedule I attached hereto. Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

         Stock Options shall be evidenced by Stock Option Agreements, the terms and provisions of which may differ. A Stock Option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Corporation shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant.

         Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such section 422.

         Stock Options granted under the Plan shall be subject to the following terms and conditions

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and shall contain such  additional  terms and conditions as the Committee  shall deem desirable, except as otherwise specified on Schedule I and the form of Option Agreement attached thereto:

         (a) Exercise Price. With respect to the Emergence Grants, the exercise price per share of Common Stock purchasable under a Stock Option shall be $14.00. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee, but in the case of an Incentive Stock Option, shall not be less than the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date of grant.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than eight years after the date the Stock Option is granted.

         (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable when vested. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option. Any Stock Option that is not exercised within its applicable exercise period shall expire automatically.

         (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such shares of already owned Common Stock do not constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, and have been held by the optionee for such period of time and in such manner as is required by Generally Accepted Accounting Principles ("GAAP") to prevent the exercise of the Stock Option from being deemed additional cash compensation to the optionee chargeable against the earnings of the Corporation; and provided, further, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option must be authorized by the Committee at the time the Stock Option is granted.

         In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state,


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local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

         In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value equal to the aggregate exercise price of such Stock Option (a so-called "cashless exercise"). It is understood the application of this provision will result in "variable" accounting treatment under GAAP.

         No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(k) below, an optionee shall have all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9(a).

         (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; (ii) in the case of a Nonqualified Stock Option, pursuant to
(A) a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (B) a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise; or (iii) if expressly permitted under the applicable Stock Option Agreement, pursuant to the terms set forth therein. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee, the guardian or legal representative of the optionee named in the Stock Option Agreement, or any person to whom an option is transferred in accordance with the preceding sentence.

         (f) Termination by Reason of Death or Disability. Unless otherwise determined by the Committee, or as otherwise provided on Schedule I or the form of Option Agreement attached thereto, if an optionee's employment terminates by reason of death or Disability, any Stock Option held by such optionee shall automatically become fully vested and may thereafter be exercised by the optionee, or his or her executor or administrator, in the case of death, until the earlier of (i) the end of the second calendar year after the date of such death or Disability and (ii) the end of the sixth calendar month following the sixth anniversary of the Effective Date. Any Stock Option not exercised by such date shall expire automatically. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

         (g) Termination by Reason of Retirement or Resignation or Termination for Cause. Unless otherwise determined by the Committee, or as otherwise provided on Schedule I or the form of Option Agreement attached thereto, if an optionee's employment terminates by reason of Retirement, Resignation or termination for Cause (but only for the event specified in Section 1(c)(iii)), any Stock Option held by such optionee may


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thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, until the ninetieth day following the date of such Retirement, Resignation or termination for Cause. If the Optionee's employment terminates for Cause by reason of the events specified in Section 1(c)(i) or (ii), any Stock Option held by the optionee shall terminate and expire immediately. In the event of termination of employment by reason of Retirement, Resignation or termination for Cause, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

         (h) Termination without Cause or by Reason of Resignation for Good Reason. Unless otherwise determined by the Committee, or as otherwise provided on Schedule I or the form of Option Agreement attached thereto, if an optionee's employment terminates without Cause or by reason of Resignation for Good Reason, any Stock Option held by such optionee shall automatically become fully vested and may thereafter be exercised by such optionee until the later of (i) the end of the sixth calendar month following the sixth anniversary of the Effective Date, and (ii) eighteen months following the date of termination of employment, if such optionee remains employed by the Corporation or an Affiliate through, or is terminated without Cause or by reason of Resignation for Good Reason prior to, the fifth anniversary of the Effective Date. Any such Stock Option not exercised by the end the applicable period under clause (i) or (ii), as the case may be, shall expire automatically. In the event of termination of employment without Cause or by reason of Resignation for Good Reason, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

         (i) Forfeiture; Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, by reason of voluntary Retirement or by reason of Resignation, all non-vested Stock Options held by such optionee shall automatically be forfeited to, and canceled by, the Corporation. In the event of a Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

         (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee with the consent of the optionee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the exercise price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out. It is understood that the application of this provision will result in "variable" accounting treatment under GAAP.

         (k) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the shares of Common Stock subject to such Stock Option at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine, which under this provision requires the payment of the


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exercise price through the use of shares of Common Stock previously owned for at least six months.  If any such  deferrals are  permitted,  then  notwithstanding
Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares of Common Stock are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.


SECTION 6.  TERM, AMENDMENT AND TERMINATION

         The Plan will terminate 10 years after the Effective Date. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent. In addition, no such amendment shall be made without the approval of the Corporation's stockholders to the extent such approval is required by law or agreement.

         The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.


SECTION 7.  UNFUNDED STATUS OF PLAN

         It is currently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 8. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS, REORGANIZATIONS AND RELATED TRANSACTIONS

         (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of

Common Stock or other securities, if the Board determines it appropriate, an adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8 if such adjustment would cause an Incentive Stock Option to cease to qualify as an incentive stock option or would cause the Plan to fail to comply with section 422 of the Code.

         (b) Reorganization, Merger and Related Transactions If the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any then outstanding option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, or consolidation.

                  In the event of a consolidation or merger in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Board or the board of directors of any corporation assuming the obligations of the Company shall in its discretion, take any one or more of the following actions, as to outstanding options: (x) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for Incentive Stock Options shall meet the requirements of section 424(a) of the Code, (y) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof of a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Transaction
Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options and (z) provide that all or any outstanding options shall become exercisable in full immediately prior to such event and expire, if not exercise on or prior to the date such transaction is consummated.

                  The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Corporation or any of its Affiliates as the result of a merger or consolidation of the acquisition by the Corporation, or one of its Affiliates, of property or stock of the employing Corporation. The Corporation may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (c) Board Authority to Make  Adjustments.  Any  adjustments  under this
Section 8 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.


SECTION 9.  GENERAL PROVISIONS

         (a) The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the public resale or distribution thereof in violation of applicable securities laws. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         (b) Nothing contained in the Plan shall prevent the Corporation or any Affiliate from adopting other or additional compensation arrangements for its employees.

         (c) Adoption of the Plan shall not confer upon any employee or consultant any right to continued employment or service, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the employment or service of any employee or consultant at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the optionee for federal income tax purposes with respect to any Stock Option under the Plan, the optionee shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the optionee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

         (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

         (f) In the case of a grant of a Stock Option to any employee or consultant of any Affiliate, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Stock Option to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate thereafter will transfer the shares of Common Stock to the employee or consultant in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

         (g) The Plan and all Stock Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

         (h) No participant or other person shall have any claim to be granted any Stock Option, and there is no obligation for uniformity of treatment of participants, or holders or beneficiaries of Stock Options. The terms and conditions of Stock Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each participant (whether or not such participants are similarly situated).

         (i) Nothing contained in the Plan shall prevent the Corporation or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

         (j) If any provision of the Plan or any Stock Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Stock Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Stock Option Agreement, such provision shall be stricken and the remainder of the Plan and any such Stock Option Agreement shall remain in full force and effect.

         (k) No fractional share shall be issued or delivered pursuant to the Plan or any Stock Option Agreement, and the Committee shall determine whether cash, securities or other property shall be paid or transferred in lieu of any fractional share or whether such fractional share or any rights thereto shall be canceled, terminated or otherwise eliminated.

         (l) Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (m) Any and all payments of shares of Common Stock or cash hereunder shall be granted, transferred or paid in consideration of services performed for the Corporation or for its Affiliates by the optionee. All such grants, issuances and payments shall constitute a special incentive payment to the optionee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the optionee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Corporation or any Affiliate or (ii) any agreement between the Corporation or any Affiliate, on the one hand, and the optionee, on the other hand.

                                                                      Schedule I
                                                                      ----------



A. GRANT SCHEDULE. On the Effective Date, Stock Options ("Emergence Grants") will be granted for an aggregate of 1,753,459 shares of the Common Stock.

B. VESTING OF EMERGENCE GRANTS. 25 % of the Emergence Grants will vest immediately and 15 % of the Emergence Grants will vest on each of the first five anniversaries of June 4, 1997 (the "Reference Date"). Notwithstanding the foregoing, vesting in full will occur automatically upon the death, Disability, termination without Cause or Resignation for Good Reason of the optionee.

C. TRANSFERABILITY OF SHARES ACQUIRED UPON EXERCISE OF EMERGENCE GRANTS. Shares acquired upon the exercise of the Emergence Grants will become transferable in accordance with the percentages of the Emergence Grants set forth below:

                                                        ANNUAL     AGGREGATE
           YEAR                                       PERCENTAGE   PERCENTAGE
           ----                                       ----------   ----------

  Prior to the first anniversary of the
  Reference Date                                            0%          0%

  On and after the first anniversary (but prior to the
  second anniversary) of the Reference Date                10%         10%

  On and after the second anniversary (but prior to
  the third anniversary) of the Reference Date             10%         20%

  On and after the third anniversary (but prior to
  the fourth anniversary) of the Reference Date            10%         30%

  On and after the fourth anniversary (but prior to
  the fifth anniversary) of the Reference Date             25%         55%

  On and after the fifth anniversary of the
  Reference Date                                           45%         100%


         Notwithstanding the above, Arthur S. Levine will have the right to sell up to $1,500,000 per year (based upon actual gross sales price) on a cumulative basis (i.e., up to $1,500,000 on and after the first anniversary of the Reference Date, up to $3,000,000 (less prior sales) on and after the second anniversary of the Reference Date, etc.) of his stock acquired upon exercise of the Emergence Grants, subject to applicable law.

D.       OPTIONEES.

         Arthur S. Levine            14.5%             1,240,252 shares
         Gregg I. Marks               2.0%               171,069 shares
         Barbara Bennett              2.0%               171,069 shares
         Lester E. Schreiber          1.0%                85,535 shares
         Peter Huang                  0.5%                42,767 shares
         Peter Eng                    0.5%                42,767 shares
                                                       ---------
                  Total                                1,753,459 shares
                                                       =========